As filed with the Securities and Exchange Commission on August 5, 1994

                                                  Registration No. 33-
===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549
                                ----------
                                 FORM S-3
                          REGISTRATION STATEMENT

                                  UNDER

                        THE SECURITIES ACT OF 1933
                                ----------
                           PECO ENERGY COMPANY

          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Pennsylvania                           23-0970240
     (STATE OR OTHER JURISDICTION        (I.R.S. EMPLOYER IDENTIFICATION NO.)
           OF INCORPORATION)

                              P.O. Box 8699
                2301 Market Street, Philadelphia, PA 19101
                              (215) 841-4000

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
            CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              M. W. RIMERMAN
                       Vice President and Treasurer
                              P.O. Box 8699
                2301 Market Street, Philadelphia, PA 19101
                              (215) 841-4000

   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                     AREA CODE, OF AGENT FOR SERVICE)

                             with copies to:

                          JAMES W. DURHAM, ESQ.
                Senior Vice President and General Counsel
                              P.O. Box 8699
                2301 Market Street, Philadelphia, PA 19101

      ROBERT C. GERLACH, ESQ.                ROBERT M. JONES, JR., ESQ.
 Ballard Spahr Andrews & Ingersoll             Drinker Biddle & Reath
        1735 Market Street            1100 Philadelphia National Bank Building
    Philadelphia, PA 19103-7599                Philadelphia, PA 19107

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

                                ----------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. / X /

                                ----------

                     CALCULATION OF REGISTRATION FEE
=============================================================================
                                       PROPOSED       PROPOSED
    TITLE OF EACH                      MAXIMUM        MAXIMUM       AMOUNT OF
 CLASS OF SECURITIES  AMOUNT TO BE  OFFERING PRICE   AGGREGATE    REGISTRATION
  TO BE REGISTERED     REGISTERED      PER UNIT    OFFERING PRICE      FEE
- -----------------------------------------------------------------------------
Collateralized
  Medium-Term Notes,
  Series B .........  $250,000,000      100%*      $250,000,000*     $86,207
==============================================================================
*Estimated solely for the purpose of calculating the filing fee.

                                ----------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

==============================================================================

    SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED AUGUST 5, 1994

                               $250,000,000

                           PECO ENERGY COMPANY

                COLLATERALIZED MEDIUM-TERM NOTES, SERIES B
             DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE

                                ----------

    PECO Energy Company (Company) may from time to time offer its Collateralized Medium-Term Notes, Series B (Series B Notes), in an aggregate principal amount of up to $250,000,000. The Series B Notes will be offered at maturities, which may vary from 9 months to 30 years from their dates of issuance, and may be subject to redemption at the option of the Company. Each Series B Note will bear interest at a fixed rate as set forth in the pricing supplement (Pricing Supplement) to this Prospectus applicable to such Series B Note. See "DESCRIPTION OF SERIES B NOTES AND
NOTE INDENTURE." The Series B Notes will be secured by a series of the Company's First and Refunding Mortgage Bonds to be issued and pledged to First Fidelity Bank, National Association (successor to Fidelity Bank, National Association), acting as trustee under the Collateralized Note Indenture. See "DESCRIPTION OF SERIES B FIRST MORTGAGE BONDS AND MORTGAGE."

    The issue price, interest rate, maturity date, and optional redemption provisions of each Series B Note will be established at the time of issuance of such Note and set forth in the Pricing Supplement. The Series B Notes will be issued in book-entry form or, in certain circumstances, fully registered certificated form. Beneficial interests in Series B Notes in book-entry form will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company, as Depositary, and its participants. See "DESCRIPTION OF SERIES B NOTES AND
NOTE INDENTURE--BOOK-ENTRY NOTES."

    The authorized denominations of Series B Notes will be $1,000 and any integral multiple of thereof.

    Interest on each Series B Note will accrue at a fixed rate from its date of issuance and will be payable semiannually on each January 1 and July 1 and at maturity or upon earlier redemption.

                                ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  PRICE TO          AGENTS'          PROCEEDS TO THE
                 PUBLIC (1)      COMMISSIONS (2)     COMPANY (2) (3)
                 ----------      ---------------     ---------------
Per Note .......    100%
Total ..........$250,000,000     $                   $
- ----------

(1) The Series B Notes will be sold at 100% of their principal amount except as may be provided in a Pricing Supplement hereto.

(2) The Company will pay a commission to
                                                         each as an Agent
    (collectively, the Agents), in the form of a discount, ranging from .   %
    to .   %, depending upon the maturity of the Series B Note sold through such Agent (or sold to such Agent as principal at negotiated discounts, for resale to investors and other purchasers). The Company has agreed to indemnify each Agent against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

(3) Before deducting other expenses payable by the Company, estimated to be $376,000, including reimbursement of certain of the Agents' expenses.

                                ----------

Offers to purchase the Series B Notes are being solicited, on a reasonable efforts basis, from time to time by the Agents on behalf of the Company. The Series B Notes may be sold to the Agents on their own behalf at negotiated discounts. The Company reserves the right to sell the Series B Notes directly on its own behalf. The Company also reserves the right to withdraw, cancel or modify the offering contemplated hereby without notice. No termination date for the offering of the Series B Notes has been established. The Company or the Agents may reject any order as a whole or in part. See "PLAN OF DISTRIBUTION."


                                ----------
               The date of this Prospectus is       , 1994

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

    IN CONNECTION WITH THE DISTRIBUTION OF THE SERIES B NOTES, THE AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS IN THE SERIES B NOTES WITH A VIEW TO STABILIZING OR MAINTAINING THE MARKET PRICE OF THE SERIES B NOTES AT LEVELS OTHER THAN THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                    STATEMENT OF AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (Exchange Act) and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (SEC). Such reports, proxy and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, DC 20549, and at certain of its regional offices at 500 West Madison Street, Chicago, IL 60661-2511 and 7 World Trade Center, New York, NY 10048. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. Securities of the Company are listed on the New York and Philadelphia Stock Exchanges, where reports, proxy material and other information concerning the Company may be inspected.

                                ----------

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed (File No. 1-1401) with the SEC pursuant to Section 13 of the Exchange Act by the Company are incorporated herein by reference:

    1. the Company's Annual Report on Form 10-K for the year ended December 31, 1993;

    2. the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; and

    3. the Company's Current Reports on Form 8-K dated March 18, 1994, April 14, 1994, May 25,1994, June 16, 1994 and July 27, 1994.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL THE DOCUMENTS DESCRIBED ABOVE UNDER "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," OTHER THAN EXHIBITS TO SUCH DOCUMENTS. SUCH REQUESTS SHOULD BE DIRECTED TO PECO ENERGY COMPANY, FINANCIAL DIVISION, S21-1, P.O. BOX 8699, PHILADELPHIA, PA 19101, (215) 841-5741.

                               THE COMPANY

    The Company was incorporated in Pennsylvania in 1929 and is an operating utility which provides electric and gas service to the public in southeastern Pennsylvania. The total area served by the Company and its subsidiaries covers 2,475 square miles. Electric service is supplied in an area of 2,340 square miles with a population of about 3,700,000, including 1,600,000 in the City of Philadelphia. Approximately 95% of the electric service area and 64% of retail kilowatthour sales are in the suburbs around Philadelphia and in northeastern Maryland, and 5% of the service area and 36% of such sales are in the City of Philadelphia. In 1993, approximately 60% of the Company's electric output was generated from nuclear sources. The Company esti-mates for 1994 that 59% of its electric output will be generated from nuclear sources. Natural gas service is supplied in a 1,475-square-mile area of southeastern Pennsylvania adjacent to Philadelphia with a population of 1,900,000. The Company and its subsidiaries hold franchises to the extent necessary to operate in the areas served.

    The principal executive offices of the Company are located at 2301 Market Street, Philadelphia, Pennsylvania. Its mailing address is P.O. Box 8699, Philadelphia, PA 19101, and its telephone number is (215) 841-4000.

                             USE OF PROCEEDS

    The net proceeds from sales of the Series B Notes will be used for the reduction of the outstanding amount of certain series of the Company's previously issued, long-term debt or preferred stock and/or for general corporate purposes.

             DESCRIPTION OF SERIES B NOTES AND NOTE INDENTURE

    The Series B Notes will be issued under a Collateralized Note Indenture dated as of October 1, 1989, as previously amended, and as supplemented by a Second Supplemental Indenture dated as of July 1, 1994 (Note Indenture), between the Company and First Fidelity Bank, National Association, as trustee (in such capacity, the Note Trustee). Copies of the Note Indenture and the form of Second Supplemental Indenture are on file with the SEC as exhibits to the Registration Statement covering the Series B Notes or as exhibits to other documents. The statements under this caption are brief summaries of certain provisions of the Note Indenture and are qualified in their entirety by reference to the provisions of the Note Indenture. Each section reference under this caption refers to the corresponding provision in the Note Indenture.

GENERAL

    The Series B Notes may be sold from time to time in an aggregate principal amount not to exceed $250,000,000. Each Series B Note will bear interest at a fixed rate (not to exceed 10%) to maturity specified in the applicable Pricing Supplement. The Series B Notes will mature on any Business Day from 9 months to 30 years from the date of issue, but not later than July 1, 2025, as selected by the purchaser and agreed to by the Company. Prior to maturity, Series B Notes may be subject to optional redemption by the Company at the price or prices set forth in the applicable Pricing Supplement. The Series B Notes will not be subject to any sinking fund or mandatory redemption.

    The applicable Pricing Supplement relating to each sale of Series B Notes will describe the following terms of such Series B Notes: (1) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Series B Notes will be sold; (2) the date on which the Series B Notes will mature; (3) the rate at which the Series B Notes will bear interest and the date from which any such interest will accrue; and (4) the date, if any, after which, and the price at which, the Series B Notes may be redeemed, in whole or in part, at the option of the Company.

    The Series B Notes will be authenticated and delivered upon receipt by the Note Trustee from the Company of a request for authentication, an officers' certificate stating that no Event of Default under the Note Indenture has occurred and is continuing and that conditions precedent for issuance have been met, an opinion of counsel and the Series B First Mortgage Bonds, as defined below.

    The Company presently anticipates that the Series B Notes will be issued in book-entry form (Book-Entry Notes) through The Depository Trust Company (DTC) or other depositary selected by the Company (Depositary), see "Book-Entry Notes" below. However, the Company reserves the right to issue the Series B Notes in fully registered certificated form. If the Series B Notes are issued in fully registered certificated form or in book-entry form through a Depositary other than DTC, the applicable Pricing Supplement will contain information with respect thereto.

    The authorized denominations of the Series B Notes will be $1,000 and any integral multiple thereof. The Series B Notes will be exchangeable for other Series B Notes of like tenor and aggregate principal amount, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident to the exchange. Transfers and exchanges of Series B Notes in certificated form may be made at the principal corporate trust offices of First Fidelity Bank, National Association, Philadelphia, Pennsylvania. The Company will not be required to: (i) register the transfer of or exchange such Series B Notes during a period beginning at the opening of business 15 days before any selection of Series B Notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or
(ii) register the transfer of or exchange any Series B Note, or portion thereof, called for redemption, except the unredeemed portion of any Series B Note being redeemed in part (Section 2.07 of Article II).

    Additional Notes, unlimited as to principal amount, may be issued from time to time in one or more series under the Note Indenture (Section 2.03 of Article II). Such additional Notes may not be issued unless the Note Trustee receives mortgage bonds of the Company equal to the aggregate principal amount of the additional Notes to be issued and meeting the debt service requirements of such additional Notes (Section 3.01 of Article
III). All Notes from time to time outstanding under the Note Indenture, including the Series B Notes, will be equally secured thereunder and are hereinafter referred to as Notes.

    In order to secure its obligations under the Note Indenture, the Company is required to deliver to the Note Trustee the Company's First and Refunding Mortgage Bonds corresponding to the Notes then being issued. Concurrently with each issuance of Series B Notes, the Company will deliver to the Note Trustee a like principal amount of its First and Refunding Mortgage Bonds, Medium-Term Note Series B (Series B First Mortgage Bonds). The Series B First Mortgage Bonds will contain provisions for the payment of principal or redemption price and interest corresponding to the principal or redemption price and interest payments on the Series B Notes. For a description of the security for the Series B Notes, see "Security:
Pledge of First Mortgage Bonds" below and "DESCRIPTION OF SERIES B FIRST MORTGAGE BONDS AND MORTGAGE."

PAYMENT OF PRINCIPAL AND INTEREST

    Each Series B Note will bear interest from its date of issue at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Interest on each Series B Note will be payable semiannually on each January 1 and July 1 (each, an Interest Payment Date) and at maturity or upon earlier redemption; provided, however, that the first payment of interest on any Series B Note with a date of issue between a record date and an Interest Payment Date will be made on the next succeeding Interest Payment Date. The record date with respect to any Interest Payment Date will be the fifteenth day of the calendar month preceding such Interest Payment Date. Each payment of interest in respect of an Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months (Section
2.02 of Article II).

    Interest payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name a Series B
Note is registered at the close of business on the record date for such Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable (Sections 2.09 and 2.10 of Article II).

    Any payment required to be made in respect of a Series B Note on a date that is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

    Both principal and interest payable at maturity or on redemption of the Series B Notes will be payable at the principal corporate trust office of First Fidelity Bank, National Association, Philadelphia, Pennsylvania. Interest payable on any Interest Payment Date will be paid by check mailed to the registered holders of the Series B Notes at their registered addresses (Section 2.09 of Article II). Holders of greater than $10 million of Series B Notes will be entitled to interest payments by wire transfer.

BOOK-ENTRY NOTES

    Series B Notes may be issued in whole or in part in book-entry form only through DTC or such other Depositary as is specified in the Pricing Supplement. In order to facilitate the issuance of Book-Entry Notes, a single certificated Series B Note (Global Note) registered in the name of the Depositary or its nominee and representing Book-Entry Notes having the same date of issue, maturity date, redemption provisions and interest rate will be deposited with or on behalf of the Depositary (Section 2.12 of Article II). Upon the deposit of a Global Note with or on behalf of the Depositary, the Depositary will credit the accounts of persons held with it with the respective principal amounts of the Book-Entry Notes represented by such Global Note. Such amounts shall be designated by the Agents with respect to such Book-Entry Notes.

    Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with the Depositary for such Global Note or its nominee (participants) or persons that may hold interests through participants. Ownership of beneficial interests in such Global Note by participants will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Global Note and on the records of participants (with respect to interests of persons other than participants).

    Payment of principal of and any premium and interest on Book-Entry Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Note representing the Book-Entry Notes. None of the Company, the Note Trustee or any agent of the Company or the Mortgage Trustee will have any responsibility or liability for any aspect of the Depositary's records relating to or payments made on account of beneficial ownership interests in a Global Note representing any Book-Entry Notes or for maintaining, supervising or reviewing any of the Depositary's records relating to such beneficial ownership interests.

    The Company has been advised by DTC that upon receipt of any payment of principal of or any premium or interest on any Global Note, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of such participants.

    A Global Note representing Book-Entry Notes is exchangeable for definitive Series B Notes in registered form, bearing interest at the same rate, having the same date of issuance, maturity date and redemption provisions, if any, and of differing denominations aggregating a like amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary ceases to be a clearing agency registered or in good standing under the Exchange Act or (ii) the Company in its sole discretion determines that such Global Notes shall be exchangeable for definitive Series B Notes in registered form. Upon such exchange, the definitive Series B Notes will be registered in the names of the owners of the beneficial interests in such Global Note as provided by the Depositary's relevant participants (as identified by the Depositary holding such Global Note).

    Except as provided above, owners of beneficial interests in a Global Note will not be entitled to receive physical delivery of Series B Notes in definitive form and will not be considered the holders thereof for any purpose under the Note Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Series B Noteholder under the Note Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

    The Note Indenture provides that the Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Series B Noteholder is entitled to give or take under the Note Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Series B Noteholders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Series B Noteholder is entitled to give or take under the Note Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    DTC has advised the Company and the Agents as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

REDEMPTION, REPURCHASE AND REFUND

    The Pricing Supplement relating to each sale of Series B Notes will indicate whether such Series B Notes will be redeemable by the Company prior to maturity and, if redeemable, the redemption periods and the redemption prices applicable thereto and any limitations relating to redemptions with proceeds from borrowed funds having a lower cost of money than such Series B Notes. The Series B Notes will not be subject to any sinking fund or mandatory redemption. The Company may redeem any of the Series B Notes which are redeemable, either in whole or from time to time in part, upon not less than 30 nor more than 45 days' notice by first class mail to the registered holders of the Series B Notes to be redeemed at their registered addresses (Section 4.05 of Article IV).

    The Company may at any time purchase Series B Notes at any price in the open market or otherwise. The Series B Notes so purchased by the Company will be surrendered to the Note Trustee for cancellation.

SECURITY: PLEDGE OF MORTGAGE BONDS

    Concurrently with each issuance of Series B Notes, the Company will deliver to the Note Trustee a like principal amount of its Series B First Mortgage Bonds. The Series B First Mortgage Bonds will be issued under the Company's First and Refunding Mortgage dated May 1, 1923, as amended and supplemented, including the Ninety-sixth Supplemental Indenture dated as of July 1, 1994 relating to the Series B First Mortgage Bonds (herein sometimes referred to as the Mortgage). First Fidelity Bank, National Association, is Trustee under the Mortgage (in such capacity, the Mortgage Trustee). The Series B First Mortgage Bonds will bear interest at times and in amounts sufficient to provide for the payment of interest on the Series B Notes and will be redeemed at times and in amounts that correspond to the required payments of principal of the Series B Notes. The Company will deposit in trust with the Note Trustee amounts sufficient to provide for the payment of any premium on any optional redemption of the Series B Notes by the Company. Payments on the Series B Notes will satisfy payment obligations on the Series B First Mortgage Bonds relating thereto (Section
6.04 of Article VI). The Series B First Mortgage Bonds will be secured by a first mortgage lien on certain property owned by the Company and will rank on a parity with all other mortgage bonds of the Company. At July 1, 1994, the Company had outstanding $4,236,705,000 aggregate principal amount of mortgage bonds. See "DESCRIPTION OF SERIES B FIRST MORTGAGE BONDS AND MORTGAGE."

    The Company covenants and agrees under the Note Indenture that upon the required payment of principal becoming due and payable with respect to any Series B Notes, it will redeem Series B First Mortgage Bonds in an aggregate principal amount of such Series B Notes becoming due and payable (Section 5.04 of Article V).

    Until satisfied in accordance with their terms or released pursuant to the Note Indenture, the Note Trustee will hold all mortgage bonds delivered to it in trust for the holders of the Notes. Subject to certain minor exceptions, the Note Trustee shall not sell, assign or transfer such mortgage bonds, and the Note Trustee shall at all times maintain physical possession of each of such mortgage bonds until paid or otherwise satisfied and discharged in accordance with the terms of the Indenture (Section 5.01 of Article V).

SECURITY: VOTING OF MORTGAGE BONDS

    The Note Trustee, as the holder of mortgage bonds, may attend meetings of the holders of the mortgage bonds outstanding under the Mortgage and either at such meeting or otherwise vote the mortgage bonds held by it in connection with any proposed amendment, change, modification, waiver or consent (hereinafter collectively referred to as an "amendment") to or in respect of the Mortgage or the mortgage bonds held by it. The Note Trustee may agree to any such amendment, without the consent of the Noteholders, where such amendment does not adversely affect the Noteholders. In the case of proposed amendments which would adversely affect the Noteholders, the Note Trustee shall not consent without notice to the Noteholders and approval by the Noteholders as follows:

         (a) If the proposed amendment affects no mortgage bonds outstanding under the Mortgage other than the mortgage bonds held by the Note Trustee under the Note Indenture, the Note Trustee may consent thereto only with the approval of the holders of at least 66-2/3% in principal amount of the outstanding Notes which would be affected by the proposed action.

         (b) If the proposed amendment affects mortgage bonds outstanding under the Mortgage other than or in addition to the mortgage bonds held by the Note Trustee under the Note Indenture, the Note Trustee shall establish a procedure for the Noteholders to direct how they wish the Note Trustee to vote on the proposed action. If the holders of at least 33-1/3% in principal amount of the outstanding Notes respond in accordance with such procedure, the Note Trustee shall vote all of such mortgage bonds proportionately in accordance with the directions received from the responding Noteholders; provided that if the holders of at least 66-2/3% in principal amount of the outstanding Notes respond with the same direction, the Note Trustee shall vote all of such mortgage bonds in accordance with such direction. If the holders of less than 33-1/3% in principal amount of the outstanding Notes respond in accordance with such procedure, the Note Trustee shall vote an equivalent portion (in principal amount) of the mortgage bonds held by the Note Trustee under the Note Indenture in accordance with the directions so received and shall not vote the remaining such mortgage bonds.

    Notwithstanding the foregoing, the Note Trustee shall not, without the unanimous consent of the outstanding Noteholders, consent to any such amendment which would (i) decrease the amounts payable on the mortgage bonds held by the Note Trustee under the Note Indenture, (ii) change the principal or interest payment dates on or the redemption provisions of such mortgage bonds, or (iii) require unanimous consent of the holders of the mortgage bonds outstanding under the Mortgage (Section 5.06 of Article V).

EVENTS OF DEFAULT

    Any one of the following events will constitute an Event of Default under the Note Indenture: (a) failure to pay any interest on any Note when due, continued for 60 days; (b) failure to pay principal of (or premium, if any, on) any Note when due; or (c) if outstanding mortgage bonds shall have been declared due and payable prior to their stated maturities (Section
7.01 of Article VII). See "DESCRIPTION OF SERIES B FIRST MORTGAGE BONDS AND MORTGAGE--RIGHTS OF BONDHOLDERS UPON DEFAULT."

    If an Event of Default other than an Event of Default described under
(c) above occurs and is continuing, the Note Trustee or the holders of 25% in principal amount of all Notes then outstanding may, declare the principal of all Notes to be immediately due and payable. If an Event of Default described under (c) above occurs, the principal of all Notes then outstanding shall become due and payable immediately; provided, however, that a waiver of default and rescission of the declaration of acceleration of the mortgage bonds pursuant to the provisions of the Mortgage shall also constitute a waiver of the Event of Default described under (c) above and its consequences (Section 7.02 of Article VII).

    Upon the issuance of additional Notes, the Company is required to file with the Note Trustee documents and reports with respect to absence of default.

MODIFICATION OF NOTE INDENTURE

    The Note Indenture may be amended or supplemented from time to time for various purposes, including the issuance of additional series of Notes, to provide for the acceptance of a successor trustee or co-trustee and to modify, eliminate or add provisions to the extent necessary or helpful to qualify the Note Indenture under the Trust Indenture Act of 1939 without the consent of Noteholders (Section 11.01 of Article XI). With the consent of the holders of not less than a majority in principal amount of the outstanding Notes affected, the Company and the Note Trustee are empowered to change the Note Indenture in any way; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Note affected thereby, (a) reduce the amount or extend the due dates of or the principal of or interest on the Notes, (b) reduce the percentage of Noteholders required to effect changes in the Note Indenture,
(c) change any obligation of the Company to maintain an office or agency for the payment of the Notes or (d) modify or waive certain provisions of the Note Indenture, except to increase the percentage of Noteholders necessary for such action (Section 11.02 of Article XI).

SATISFACTION AND DISCHARGE OF NOTE INDENTURE

    The Note Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for), and the Note Trustee shall execute instruments acknowledging satisfaction and discharge of the Note Indenture, and shall deliver to the Company all mortgage bonds then held by the Note Trustee upon satisfaction of the following conditions: (1) when either (A) all Notes authenticated and delivered have been delivered to the Note Registrar for cancellation; or (B) all such Notes not delivered to the Note Registrar for cancellation (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Note Trustee, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Note Trustee in trust an amount sufficient to pay and discharge the entire indebtedness on such Notes not delivered to the Note Registrar for cancellation; (2) when the Company has paid or caused to be paid all other sums payable under the Note Indenture; and (3) when the Company has delivered to the Note Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the Note Indenture have been complied with (Section 12.01 of Article XII).

NOTE TRUSTEE

    First Fidelity Bank, National Association, is the Note Trustee under the Note Indenture. First Fidelity Bank, National Association, also serves as Mortgage Trustee under the Mortgage. See "DESCRIPTION OF SERIES B FIRST MORTGAGE BONDS AND MORTGAGE--Mortgage Trustee."

        DESCRIPTION OF SERIES B FIRST MORTGAGE BONDS AND MORTGAGE

    The Series B First Mortgage Bonds will be issued under the Company's Mortgage dated May 1, 1923, as amended and supplemented, including the Ninety-sixth Supplemental Indenture dated as of July 1, 1994 relating to the Series B First Mortgage Bonds. The Series B First Mortgage Bonds will be delivered to the Note Trustee on each date that Series B Notes are issued in an amount equal to such Series B Notes. Copies of the First and Refunding Mortgage, the supplemental indentures thereto that amend the Mortgage or that relate to mortgage bonds which are currently outstanding, including the Ninety-sixth Supplemental Indenture dated as of July 1, 1994, are on file with the SEC as exhibits to the Registration Statement covering the Series B Notes or as exhibits to other documents.

    The following description of the Series B First Mortgage Bonds and brief summaries of certain Mortgage provisions are qualified in their entirety by the provisions of the Mortgage. Each section reference under this caption refers to the corresponding provision in the Mortgage.

    The Series B First Mortgage Bonds will have a stated interest rate of 10% per annum, with interest payable on the Interest Payment Dates for the Series B Notes; will mature on July 1, 2025, the maximum maturity of the Series B Notes; and will be redeemed by the Company in amounts and at times corresponding to the maturities of the Series B Notes. The Company will be entitled to a credit against the Series B First Mortgage

Bonds to the extent it makes payments directly on the Series B Notes and to the extent that interest due on the Series B First Mortgage Bonds exceeds interest due on the Series B Notes. At the time any Series B Notes cease to be outstanding under the Note Indenture, the Note Trustee will surrender to the Mortgage Trustee an equal aggregate principal amount of Series B First Mortgage Bonds.

SECURITY

    The Series B First Mortgage Bonds will be secured equally with all other mortgage bonds outstanding or hereafter issued under the Mortgage by the lien of the Mortgage which, subject to minor exceptions and certain excepted encumbrances as defined in the Mortgage and to the Mortgage Trustee's prior lien for compensation and expenses, constitutes a first lien on all the Company's properties (including its undivided fractional interests in certain properties), consisting principally of electric generating stations, electric transmission and distribution lines and substations, gas production plants, gas distribution facilities and general office and service buildings, other than property which has been released from the lien of the Mortgage in accordance with the terms thereof.

    Under the Atomic Energy Act, neither the Mortgage Trustee nor any other transferee of the Company's property may operate a nuclear generating station without authorization from the NRC.

    The Company has pledged with the Mortgage Trustee, as additional security for the Series B First Mortgage Bonds and all other mortgage bonds now outstanding or hereafter issued under the Mortgage, all of the common stock of PECO Energy Power Company (a subsidiary of the Company). The Company reserves broad rights with respect thereto and also the right to sell or dispose of said common stock so long as the Company shall not be in default under the terms of the Mortgage.

    No securities may be issued by the Company which will rank ahead of the mortgage bonds as to security. The Company may acquire property subject to prior liens, but, if such property is made the basis for the issuance of additional bonds under the Mortgage, all additional mortgage bonds issued under the prior lien after acquisition of the property by the Company must be pledged under the Mortgage (Sections 5, 6 and 7 of Article V).

AUTHENTICATION AND DELIVERY OF ADDITIONAL BONDS

    The Mortgage permits the issuance from time to time of additional mortgage bonds thereunder without limit as to aggregate amount, upon the terms and conditions provided in Article II thereof, which are summarized briefly below:

    Such additional mortgage bonds may be in principal amount equal to:

         (1) the principal amount of underlying mortgage bonds secured by prior lien upon property acquired by the Company after March 1, 1937 and deposited with the Mortgage Trustee under the Mortgage (paragraph
    (a) of Section 3 of Article II);

         (2) the principal amount of any such underlying mortgage bonds, redeemed or retired, or for the payment, redemption or retirement of which funds have been deposited in trust (paragraph (b) of Section 3 of Article II);

         (3) the principal amount of mortgage bonds authenticated under the Mortgage on or after March 1, 1937 which have been delivered to the Mortgage Trustee (paragraph (c) of Section 3 of Article II);

         (4) the principal amount of mortgage bonds issued under the Mortgage on or after March 1, 1937, which are being refunded or redeemed, if funds for said refunding or redemption have been deposited with the Mortgage Trustee (paragraph (d) of Section 3 of Article II);

         (5) an amount not exceeding 60% of the actual cost or the fair value, whichever is less, of the net amount of permanent additions to the property subject to the lien of the Mortgage, made or acquired after November 30, 1941, and of additional plants or property acquired by the Company after November 30, 1941, and to be used in connection with its electric or gas business as part of one connected system and located in Pennsylvania or within 150 miles of Philadelphia (paragraph
    (e) of Section 3 of Article II; Sections 15 and 16 of Article II); and

         (6) the amount of cash deposited with the Mortgage Trustee, which cash shall not at any time exceed $3,000,000 or 10% of the aggregate principal amount of bonds then outstanding under the Mortgage, whichever is greater, and which cash may subsequently be withdrawn to the extent of 60% of capital expenditures, as described in Item 5 above (paragraph (f) of Section 3 of Article II).

    No additional bonds may be issued under the Mortgage as outlined in Items (5) and (6) and, in certain cases, Item (3) hereinabove, unless the net earnings of the Company (as defined in Section 4 of Article II), after deductions for amounts set aside for renewal and replacement or depreciation reserves and before provision for income taxes, for 12 consecutive calendar months within the 15 calendar months immediately preceding the application for such mortgage bonds shall have been equal to at least twice the annual interest charges on all bonds outstanding under the Mortgage (including those then applied for) and any other mortgage bonds secured by a lien on property of the Company. For purposes of this test, the Company has not included in earnings Allowance for Funds Used During Construction which is included in net income in the Company's consolidated financial statements in accordance with the prescribed system of accounts. The coverages under the earnings test of the Mortgage and the ratios of earnings to fixed charges are or will be included under "Part I,
Item 1. Business--Capital Requirements and Financing Activities" of the Company's Annual Report to the SEC on Form 10-K and under "Part I. Financial Information, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Quarterly Reports to the SEC on Form 10-Q described above under "Incorporation of Certain Documents By Reference." At December 31, 1993, the Company had at least $918 million of available property additions (the most restrictive issuance test of the Mortgage at December 31, 1993) against which $551 million of mortgage bonds could have been issued. In addition, at December 31, 1993, the Company was entitled to issue approximately $3.2 billion of mortgage bonds without regard to the earnings and property additions tests against previously retired mortgage bonds. The Series B First Mortgage Bonds will be issued against previously retired mortgage bonds (see Item
(3) above).

RELEASE AND SUBSTITUTION OF PROPERTY

    The Company, while no event of default exists, may obtain the release from the lien of the Mortgage of property subject thereto only upon the deposit or pledge with the Mortgage Trustee of cash or purchase money obligations, or in certain instances upon the substitution of other property of equivalent value (Sections 1, 2 and 3 of Article VI). The Mortgage also contains certain requirements relating to the withdrawal or application of proceeds of released property and other funds held by the Mortgage Trustee (Section 4 of Article VI).

CORPORATE EXISTENCE

    The Company may consolidate or merge with or into or convey, transfer or lease all of the mortgaged property as an entirety or substantially as an entirety to any corporation lawfully entitled to acquire or lease and operate the property, provided that such consolidation, merger, conveyance, transfer or lease in no respect impairs the lien of the Mortgage or any rights or powers of the Mortgage Trustee or the holders of the outstanding mortgage bonds and provided that such successor corporation executes and causes to be recorded an indenture which assumes all of the terms, covenants and conditions of the Mortgage and any supplement thereto (Sections 1 and 2 of Article VII).

DEFAULTS

    Events of default are defined in the Mortgage as (a) default for 60 days in the payment of interest on bonds or sinking fund deposits under the Mortgage, (b) default in the payment of principal of bonds under the Mortgage, (c) default in the performance of any other covenant in the Mortgage continuing for a period of 60 days after written notice from the Mortgage Trustee, and (d) certain events of bankruptcy, insolvency or reorganization, but in the case of reorganization only so long as the Company's First and Refunding Mortgage Bonds, 13.05% Series due 1994 are outstanding (Section 2 of Article VIII).

    Upon the authentication and delivery of additional mortgage bonds, and the release of cash or property, the Company is required to file with the Mortgage Trustee documents and reports with respect to the absence of default.

RIGHTS OF BONDHOLDERS UPON DEFAULT

    The holders of a majority in principal amount of all the outstanding mortgage bonds may, upon the occurrence of an event of default, require the Mortgage Trustee to accelerate the maturity of the mortgage bonds (Section 2 of Article VIII) and to enforce the lien of the Mortgage (Section 5 of
Article VIII). Any such acceleration of the maturity of the mortgage bonds may, prior to any sale under the Mortgage, and upon the remedying of all defaults, be annulled by the holders of at least a majority of the outstanding mortgage bonds (Section 22 of Article VIII). The Mortgage permits the Mortgage Trustee to require indemnity before proceeding to enforce the lien of the Mortgage (Sections 5 and 7 of Article VIII).

AMENDMENTS

    The Company and the Trustee may amend the Mortgage without the consent of the holders of mortgage bonds: (1) to subject additional property to the lien to the Mortgage; (2) to define the covenants and provisions permitted under or not inconsistent with the Mortgage; (3) to add to the limitations of the authorized amount, date of maturity, method, conditions and purposes of issue of any bonds issued under the Mortgage; (4) to evidence the succession of another corporation to the Company and the assumption by a successor corporation of the covenants and obligations of the Company under the Mortgage; (5) to make such provision in regard to matters or questions arising under the Mortgage as may be necessary or desirable and not inconsistent with the Mortgage (Section 1 of Article XI).

    In addition, when the Company's First and Refunding Mortgage Bonds of the 6-1/8% Series due 1997 no longer remain outstanding, the Company and the Trustee may amend the Mortgage or modify the rights of the holders of the mortgage bonds with the written consent of the holders of at least 66-2/3% of the principal amount of the mortgage bonds then outstanding; provided, that no such amendment shall, without the written consent of the holder of each outstanding mortgage bond affected thereby: (1) change the date of maturity of the principal of, or any installment of interest on, any mortgage bond, or reduce the principal amount of any mortgage bond or the interest thereon or any premium payable on the redemption thereof, or change any place of payment where, or currency in which, any mortgage bond or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the date of maturity thereof; (2) reduce the percentage in principal amount of the outstanding mortgage bonds, the consent of whose holders is required for any amendment, waiver of compliance with the provisions of the Mortgage or certain defaults and their consequences; (3) modify any of the amendment provisions or Section 22 of Article VIII (relating to waiver of default), except to increase any such percentage or to provide that certain other provisions of the Mortgage cannot be modified or waived without the consent of the holder of each mortgage bond affected thereby (Sections 2 and 3 of Article XI).

MORTGAGE TRUSTEE

    First Fidelity Bank, National Association, the Mortgage Trustee under the Mortgage, is also registrar and disbursing agent for the Company's mortgage bonds. First Fidelity Bank, National Association is the Note Trustee and is also a depository of the Company, from time to time makes loans to the Company and is the trustee under an indenture securing pollution control revenue bonds issued for the benefit of the Company which are secured by bonds now outstanding under the Mortgage.

                                 EXPERTS

    The consolidated financial statements and schedules of the Company incorporated by reference in this Registration Statement have been audited by Coopers & Lybrand, L.L.P, independent accountants, for the periods indicated in their report thereon which is included in the Annual Report on Form 10-K for the year ended December 31, 1993. The consolidated financial statements and schedules audited by Coopers & Lybrand have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

                              LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, who will rely on Cahill, Wilinski & Cahill as to certain matters of New Jersey law. Certain legal matters will be passed upon for the Agents by Drinker Biddle & Reath.

    The statements as to matters of law and legal conclusions under "Description of Series B First Mortgage Bonds and Mortgage" have been reviewed by Ballard Spahr Andrews & Ingersoll as to matters of Pennsylvania and Maryland law and Cahill, Wilinski & Cahill as to matters of New Jersey law, and such statements are included herein upon the authority of such counsel.

                           PLAN OF DISTRIBUTION

    The Series B Notes will be offered on a continual basis or from time to time by the Company through the Agents. The Company will pay an Agent a
commission of .   % to .   % of the principal amount of Series B Notes sold
through such Agent, depending upon the maturity of such Series B Notes.
The Company may sell Series B Notes to any of the Agents acting as principal, at a discount to be agreed upon at the time of sale, or a purchasing Agent may receive from the Company a commission or discount equivalent to that set forth on the cover page hereof in the case of any such principal transaction in which no other discount is agreed to by the Company and such purchasing Agent. Such Series B Notes may be resold at prevailing market prices, or at prices related thereto, at the time of such resale, as determined by the Agents. The Company reserves the right to sell Series B Notes directly on its own behalf. No commission will be payable on any Series B Notes sold directly by the Company.

    In addition, the Agents may offer Series B Notes they have purchased as principal to other dealers. The Agents may sell Series B Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer may include all or part of the discount to be received from the Company. After the initial public offering of Series B Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

    The Company will agree to indemnify each Agent against certain civil liabilities, including liabilities under the Securities Act of 1933 (Act) or to contribute to payments such Agent may be required to make in respect thereof. Each Agent may be deemed to be an "underwriter" within the meaning of the Act with respect to Series B Notes sold through it. The Company will agree to reimburse the Agents for certain expenses.

    Series B Notes may also be sold at the price to the public set forth in the Pricing Supplement relating thereto to dealers who may resell to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Act.

    The Company will have the right, in its sole discretion, to accept offers to purchase Series B Notes and may reject any proposal to purchase Series B Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Series B Notes received by it in whole or in part.

    The Series B Notes are a new issue of securities and will not have an established trading market when issued. The Series B Notes will not be listed on any securities exchange. Each Agent may make a market in the Series B Notes, but such Agent is not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance as to the existence or liquidity of a secondary market for any Series B Notes, or that all or any of the Series B Notes will be sold.

==================================     ==================================

  NO DEALER, SALESMAN OR ANY
OTHER PERSON HAS BEEN AUTHORIZED
TO GIVE ANY INFORMATION OR TO                   $250,000,000
MAKE ANY REPRESENTATIONS IN
CONNECTION WITH THIS OFFERING
OTHER THAN THOSE CONTAINED IN                       PECO
THIS PROSPECTUS, AND IF GIVEN OR                   ENERGY
MADE SUCH INFORMATION OR                           COMPANY
REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY OR BY                COLLATERALIZED
ANY PURCHASER OR UNDERWRITER.            MEDIUM-TERM NOTES, SERIES B
THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY
ANY OF THE SECURITIES COVERED BY
THIS PROSPECTUS TO ANY PERSON IN                 PROSPECTUS
ANY JURISDICTION IN WHICH IT IS
UNLAWFUL TO MAKE SUCH AN OFFER
OR SOLICITATION.  NEITHER
DELIVERY OF THIS PROSPECTUS NOR
ANY SALE MADE HEREUNDER SHALL,
UNDER ANY CIRCUMSTANCES, CREATE
AN IMPLICATION THAT THERE HAS
BEEN NO CHANGE IN THE FACTS
HEREIN SET FORTH SINCE THE DATE
HEREOF.

          ----------



           CONTENTS

                            PAGE
                            ----
Statement of Available
  Information ..............   2
Incorporation of Certain
  Documents by Reference....   2
The Company ................   2
Use of Proceeds.............   3
Description of Series B
  Notes and Note Indenture..   3
Description of Series B
  First Mortgage Bonds
  and Mortgage..............   8
Experts.....................  11
Legal Matters...............  12
Plan of Distribution........  12

==================================     ==================================

             PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

             Filing Fees .............................. $ 86,207
             Legal Services ...........................   75,000
             Accounting Services ......................   25,000
             Trustee's Charges, Including Counsel .....   75,000
             Printing and Engraving ...................   50,000
             Rating Agencies Services .................   40,000
             Recording Indenture ......................   15,000
             Miscellaneous ............................   39,793
                                                        --------
             Total .................................... $376,000
                                                        ========
             *Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Bylaws provide that the Company is obligated to indemnify directors and officers and other persons designated by the Board of Directors against any liability including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys' fees and disbursements) incurred in connection with any proceeding. The Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from the Company of a personal benefit to which the recipient is not legally entitled.

    The Business Corporation Law of 1988 provides that indemnification pursuant to a bylaw may be granted for any action taken or any failure to take any action, absent a court determination of willful misconduct or recklessness, and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law.

    Pursuant to the Business Corporation Law of 1988, the Company's Bylaws provide that directors generally will not be liable for monetary damages in any action whether brought by shareholders directly or in the right of the Company or by third parties unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the Business Corporation Law of 1988), and such failure constitutes self-dealing, willful misconduct or recklessness.

    The Agents will also agree to indemnify the directors and officers of the Company against certain liabilities as set forth in Section 7 of the Distribution Agreement (see Exhibit 1).

    The Company has purchased directors' and officers' liability insurance.

ITEM 16. EXHIBITS

    Pursuant to Rule 411 of the Securities Act of 1933 (Act), certain of the following listed exhibits are annexed as exhibits to previous SEC filings by the Company and are incorporated by reference as Exhibits to this Registration Statement.

EXHIBIT NUMBER                        DESCRIPTION
- --------------  --------------------------------------------------------------
      1         Form of Distribution Agreement.
      3(i)      Amended and Restated Articles of Incorporation of PECO
                   Energy Company (Filed with 1993 Form 10-K, file No.
                   1-1401, Exhibit 3-1).
      3(ii)     Bylaws of the Company, as adopted February 26, 1990 and
                   amended January 24, 1994 (Filed with 1993 Form 10-K,
                   file No. 1-1401, Exhibit 3-2).
      4         Copy of First and Refunding Mortgage dated May 1, 1923
                   between The Counties Gas and Electric Company
                   (predecessor to the Company) and Fidelity Trust Company, Trustee (First Fidelity Bank, National Association, successor), securing First and Refunding Mortgage Bonds (Filed with Registration No. 2-2881, effective March 10, 1937, Exhibit B-1), and indentures supplemental thereto dated as follows:
      4(b)-3          May 1, 1927 (Filed with Registration No. 2-2881,
                          effective March 10, 1937, Exhibit B-1(c)).
      4(b)-7          March 1, 1937 (Filed with Registration No. 2-2881,
                          effective March 10, 1937, Exhibit B-1(g)).
      4(b)-8          December 1, 1941 (Filed with Registration No.
                          2-4863, effective November 25, 1941, Exhibit
                          B-1(h)).
      4(b)-9          November 1, 1944 (Filed with Registration No.
                          2-5472, effective October 19, 1944, Exhibit
                          B-1(i)).
      4(b)-10         December 1, 1946 (Filed with Registration No.
                          2-6821, effective December 13, 1946, Exhibit
                          7-1(j)).
      4(b)-16         September 1, 1957 (Filed with Registration No.
                          2-13562, effective September 10, 1957, Exhibit
                          2(b)-17).
      4(b)-17         May 1, 1958 (Filed with Registration No. 2-14020,
                          effective April 23, 1958, Exhibit 2(b)-18).
      4(b)-20         May 1, 1964 (Filed with Registration No. 2-25628,
                          effective November 16, 1966, Exhibit 4(b)-21).
      4(b)-23         October 1, 1967 (Filed with Registration No.
                          2-28242, effective March 7, 1968, Exhibit
                          2(b)-23).
      4(b)-24         March 1, 1968 (Filed with Registration No. 2-34051,
                          effective August 8, 1969, Exhibit 2(b)-24).
      4(b)-29         December 15, 1970 (Filed with Registration No.
                          2-41081, effective July 26, 1971, Exhibit
                          2(b)-29).
      4(b)-31         December 15, 1971 (Filed with Registration No.
                          2-44195, effective June 15, 1972, Exhibit
                          2(b)-31).
      4(b)-33         January 15, 1973 (Filed with Registration No.
                          2-49842, effective January 10, 1974, Exhibit
                          2(b)-33).
      4(b)-46         March 1, 1981 (Filed with Registration No. 2-72802,
                          effective July 7, 1981, Exhibit 4-46).
      4(b)-47         March 1, 1981 (Filed with Registration No. 2-72802,
                          effective July 7, 1981, Exhibit 4-47).
      4(b)-53         November 15, 1984 (Filed with 1984 Form 10-K, file
                          No. 1-1401, Exhibit 4-2(a)).
      4(b)-54         December 1, 1984 (Filed with 1984 Form 10-K, file
                          No. 1-1401, Exhibit 4-2(b)).
      4(b)-55         May 15, 1985 (Filed with 1985 Form 10-K, file No.
                          1-1401, Exhibit 4-2(a)).
      4(b)-56         October 1, 1985 (Filed with 1985 Form 10-K, file
                          No. 1-1401, Exhibit 4-2(b)).

EXHIBIT NUMBER                        DESCRIPTION
- --------------  --------------------------------------------------------------
      4(b)-61         November 1, 1986 (Filed with 1986 Form 10-K, file
                          No. 1-1401, Exhibit 4-2(c)).
      4(b)-63         July 15, 1987 (Filed with Form 8-K dated July 21,
                          1987, file No. 1-1401, Exhibit 4(c)-63).
      4(b)-64         July 15, 1987 (Filed with Form 8-K dated July 21,
                          1987, file No. 1-1401, Exhibit 4(c)-64).
      4(b)-65         August 1, 1987 (Filed with Registration No.
                          33-17438, effective September 28, 1987, Exhibit 4(c)-65).
      4(b)-66         October 15, 1987 (Filed with Form 8-K dated October
                          7, 1987, file No. 1-1401, Exhibit 4(c)-66).
      4(e)-67         October 15, 1987 (Filed with Form 8-K dated October
                          7, 1987, file No. 1-1401, Exhibit 4(c)-67).
      4(b)-68         April 15, 1988 (Filed with Form 8-K dated April 11,
                          1988, file No. 1-1401, Exhibit 4(c)-68).
      4(b)-69         April 15, 1988 (Filed with Form 8-K dated April 11,
                          1988, file No. 1-1401, Exhibit 4(c)-69).
      4(b)-70         June 15, 1989 (Filed with Registration No.
                          33-31289, effective September 29, 1989, Exhibit 4(c)-70).
      4(b)-71         October 1, 1989 (Filed with Form 8-K dated October
                          6, 1989, file No. 1-1401, Exhibit 4(b)-71).
      4(b)-72         October 1, 1989 (Filed with Form 8-K dated October
                          6, 1989, file No. 1-1401, Exhibit 4(b)-72).
      4(b)-73         October 1, 1989 (Filed with Form 8-K dated October
                          18, 1989, file No. 1-1401, Exhibit 4(b)-73).
      4(b)-74         October 15, 1990 (Filed with 1990 Form 10-K, file
                          No. 1-1401, Exhibit 4(b)-74).
      4(b)-75         October 15, 1990 (Filed with 1990 Form 10-K, file
                          No. 1-1401, Exhibit 4(b)-75).
      4(b)-76         April 1, 1991 (Filed with 1991 Form 10-K, file No.
                          1-1401, Exhibit 4(b)-76).
      4(b)-77         December 1, 1991 (Filed with 1991 Form 10-K, file
                          No. 1-1401, Exhibit 4(b)-77).
      4(b)-78         January 15, 1992 (Filed with Form 8-K dated January
                          27, 1992, file No. 1-1401, Exhibit 4(b)-78).
      4(b)-79         April 1, 1992 (Filed with March 31, 1992 Form 10-Q,
                          file No. 1-1401, Exhibit 4(b)-79).
      4(b)-80         April 1, 1992 (Filed with March 31, 1992 Form 10-Q,
                          file No. 1-1401, Exhibit 4(b)-80).
      4(b)-81         June 1, 1992 (Filed with June 30, 1992 Form 10-Q,
                          file No. 1-1401, Exhibit 4(b)-81).
      4(b)-82         June 1, 1992 (Filed with June 30, 1992 Form 10-Q,
                          file No. 1-1401, Exhibit 4(b)-82).
      4(b)-83         July 15, 1992 (Filed with June 30, 1992 Form 10-Q,
                          file No. 1-1401, Exhibit 4(b)-83).
      4(b)-84         September 1, 1992 (Filed with 1992 Form 10-K, file
                          No. 1-1401, Exhibit 4(b)-84).
      4(b)-85         September 1, 1992 (Filed with 1992 Form 10-K, file
                          No. 1-1401, Exhibit 4(b)-85).
      4(b)-86         March 1, 1993 (Filed with 1992 Form 10-K, file No.
                          1-1401, Exhibit 4(b)-86).
      4(b)-87         March 1, 1993 (Filed with 1992 Form 10-K, file No.
                          1-1401, Exhibit 4(b)-87).
      4(b)-88         March 1, 1993 (Filed with March 31, 1993 Form 10-Q,
                          file No. 1-1401, Exhibit 4(b)-88).
      4(b)-89         May 1, 1993 (Filed with March 31, 1993 Form 10-Q,
                          file No. 1-1401, Exhibit 4(b)-89).
      4(b)-90         May 1, 1993 (Filed with March 31, 1993 Form 10-Q,
                          file No. 1-1401, Exhibit 4(b)-90).
      4(b)-91         August 15, 1993 (Filed with Form 8-A dated August
                          19, 1993, Exhibit 4(b)-91).
      4(b)-92         August 15, 1993 (Filed with Form 8-A dated August
                          19, 1993, Exhibit 4(b)-92).
      4(b)-93         August 15, 1993 (Filed with Form 8-A dated August
                          19, 1993, Exhibit 4(b)-93).
      4(b)-94         November 1, 1993 (Filed with Form 8-A dated October
                          27, 1993, Exhibit 4(b)-94).
      4(b)-95         November 1, 1993 (Filed with Form 8-A dated October
                          27, 1993, Exhibit 4(b)-95).

EXHIBIT NUMBER                        DESCRIPTION
- --------------  --------------------------------------------------------------
      4(b)-96   Form of Ninety-sixth Supplemental Indenture.
      4(f)      Collateralized Note Indenture dated as of October 1, 1989
                    between Philadelphia Electric Company (now known as
                    PECO Energy Company) and Fidelity Bank, National
                    Association (First Fidelity Bank, National
                    Association, successor) (Filed with Form 8-K dated
                    October 18, 1989, file No. 1-1401, Exhibit 4(f)).
      4(f)-1    First Supplemental Indenture dated as of July 1, 1994.
      4(f)-2    Form of Second Supplemental Indenture dated as of July 1,
                    1994.
       5        Opinion of Counsel.
      12        Ratio of Earnings to Fixed Charges for the 12 months ended
                    December 31, 1993 (Filed with 1993 Form 10-K, file No. 1-1401, Exhibit 12-1).
                Ratio of Earnings to Fixed Charges for the 3 months ended
                    March 31, 1994 (Filed with March 31, 1994 Form 10-Q,
                    file No. 1-1401, Exhibit 12-2).
      23-1      Consent of Independent Accountants.
      23-2      Consent of Cahill, Wilinski & Cahill.
      23-3      Consent of Ballard Spahr Andrews & Ingersoll (included in
                    Exhibit 5).
      24        Powers of Attorney.
      25        Form T-1 Statement of Eligibility under the Trust
                    Indenture Act of 1939.

ITEM 17. UNDERTAKINGS

    A. TO UPDATE ANNUALLY

    The Company hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) that are incorporated by reference in the registration statement;

    (2) that for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. INCORPORATION BY REFERENCE

    The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. INDEMNIFICATION

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, PECO ENERGY COMPANY, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA ON THE 4TH DAY OF AUGUST, 1994.


                                 PECO ENERGY COMPANY

                                 By         /s/ J. F. Paquette, Jr.
                                    ------------------------------------------
                                    J. F. Paquette, Jr., Chairman of the Board

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

        SIGNATURE                      TITLE                        DATE
- -----------------------  ----------------------------------  -----------------

/s/ J. F. PAQUETTE, JR.  Chairman of the Board and Director    August 4, 1994
- -----------------------    (Principal Executive Officer)
    J. F. PAQUETTE, JR.

/s/ C. A. MCNEILL, JR.   President and Director (Principal     August 4, 1994
- -----------------------    Operating Officer)
    C. A. MCNEILL, JR.

/s/ K. G. LAWRENCE       Senior Vice President (Principal      August 4, 1994
- -----------------------    Financial and Accounting Officer
    K. G. LAWRENCE

    THIS REGISTRATION STATEMENT OR AMENDMENT HAS ALSO BEEN SIGNED BY C. A. MCNEILL, JR., ATTORNEY-IN-FACT, ON BEHALF OF THE FOLLOWING DIRECTORS ON THE DATE INDICATED:

          Susan W. Catherwood             Joseph C. Ladd
          M. Walter D'Alessio             Edithe J. Levit
          Richard G. Gilmore              Kinnaird R. McKee
          Richard H. Glanton              Joseph J. McLaughlin
          James A. Hagen                  John M. Palms
          Nelson G. Harris                Ronald Rubin



  By        /s/ C. A. MCNEILL, JR.                              August 4, 1994
     -------------------------------------
     C. A. McNeill, Jr.,  Attorney-in-Fact